UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2005

CHINA DIGITAL MEDIA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30212
(Commission File Number)

13-3422912
(I.R.S. Employer Identification No.)

2505-06, 25/F, Stelux House, 698 Prince Edward Road East,
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(011) 852-2390-8600
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Digital Media Corporation f/k/a Hairmax International, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 1.01 Entry Into a Material Definitive Agreement

On December 5, 2005, Guangdong M-Rider Media Company Limited, a limited liability company organized and existing under the laws of the Peoples’ Republic of China (“Guangdong M-Rider”), entered into an Advertising Distribution Agreement (the “Agency Agreement”) with Southern International Media Advertising Co., Ltd., a limited liability company organized under the laws of the Peoples’ Republic of China (“Southern Media”), pursuant to which Guangdong M-Rider agreed to manage and operate television commercial airtime for a television channel for one year from January 1, 2006, which agreement is extendable for an additional year. Guangdong M-Rider agreed to pay to Southern Media an amount equal to US$6,321,000 under the Agency Agreement for the right to buy the entire available advertising space of the channel, which it will resell to its advertising customers including international and local brand names. Based on sales data relating to the channel for 2005 and currently pre-sold advertising contracts, Guangdong M-Rider expects to earn a net profit margin on this Agency Agreement of between 5-25%.

As previously reported, the Registrant entered into a Share Transfer Agreement, dated July 12, 2005, with Guangdong M-Rider, pursuant to which the Registrant acquired all of the issued and outstanding capital shares of Guangdong M-Rider indirectly through an agent. Guangdong M-Rider is in the businesses of design, production and distribution of advertising through television channels.

Also as previously reported, the Registrant has authorized Guangdong HuaGuang Digimedia Culture Development Limited, a limited liability company organized under the laws of the Peoples’ Republic of China (“Guangdong HuaGuang”) and Mr. Chow, an executive of Guangdong HuaGuang, to hold the shares of Guangdong M-Rider as its agent. Guangdong HuaGuang was formerly known as Guangdong Pukonyi Culture Development Limited, a limited liability company organized under the laws of the Peoples’ Republic of China (“Guangdong Pukonyi”), which entered into a Strategic Alliance Agreement with the Registrant, dated June 15, 2005, which was reported on a Current Report on Form 8-K, filed with the Commission on June 20, 2005, pursuant to which the Registrant acquired effective control but not have direct ownership of Guangdong HuaGuang pursuant to the terms of the Strategic Alliance Agreement. Such terms included, among other things, a services contract with Guandong HuaGuang, which gave the Registrant the power to elect a majority of the Board of Directors of Guangdong HuaGuang, in addition to a 90% gross profits interest and ten year option to purchase its outstanding shares of capital stock. In the event that the laws governing ownership of advertising agencies and advertising related businesses in China change in the future, Guangdong HuaGuang has agreed to transfer the shares of Guangdong M-Rider immediately to the Registrant or one of its subsidiaries.

The arrangement described above with Guangdong HuaGuang is a temporary arrangement implemented to enable the Registrant to control Guangdong M-Rider and at the same time to comply with the Chinese foreign investment laws, and has been reviewed by the Registrant’s Chinese counsel for compliance with all applicable Chinese laws and policies.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIGITAL MEDIA CORPORATION

By /s/ Daniel Ng
Daniel Ng
Chief Executive Officer

Dated: December 9, 2005

3